UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2007

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 506-0088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                On November 9, 2007, ATS Corporation, a Delaware corporation (“ATS”), with Bank of America, N.A., as lenders’ agent and their other lenders and the guarantors listed on the signature page thereto, modified their existing credit agreement by entering into a second amendment to the Credit Agreement, Limited Consent and Agreement to Increase Commitments (the “Second Amendment”).  The following primary changes were made pursuant to this second amendment:  (i) allow for certain seller indebtedness in connection with Permitted Acquisitions (as defined in the Credit Agreement); (ii) increase the aggregate commitments from $25.0 million to $50.0 million; and (iii) the agent and lenders consented to the Borrowers’ acquisition of Number Six Software, Inc., a Delaware corporation (“NSS”).  This description of the Second Amendment is qualified in its entirety by the full text of the Second Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets

                On November 9, 2007, ATS completed its acquisition of NSS, pursuant to an Agreement and Plan of Merger and Reorganization, dated October 12, 2007, by and among ATS, NSS, ATS NSS Acquisition, Inc. and certain NSS stockholders (the “Merger Agreement”).  The aggregate consideration of approximately $36.0 million includes $3.0 million in the form of ATS common stock valued at the average price over the 15-day period before the closing of the transaction, and promissory notes and deferred payments totaling approximately $6.0 million.  The cash component of the purchase price is offset in part by negotiated terms expected to benefit ATS and reduce the net cash outlay associated with the transaction.  The description of the Merger Agreement is qualified in its entirety by the full text of the agreement attached as Exhibit 2.1 to a Current Report dated October 12, 2007.

Item 3.02               Unregistered Sales of Equity Securities

                The disclosure under Item 2.01 is incorporated by reference in this Item 3.02.

                The issuance and sale of the shares of ATS common stock to the shareholders of NSS pursuant to the Merger Agreement consisted of 845,812 shares of ATS common stock, issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01               Other Events

                On November 12, 2007, ATS issued a press release announcing the closing of the merger with NSS.  A copy of the press release announcing the closing of the merger is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(a) Financial statements of businesses acquired

                As permitted by Item 9.01(a)(4) of Form 8-K, ATS will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(b) Pro forma financial information

                As permitted by Item 9.01(b)(2) of Form 8-K, ATS will, if required, file the financial statements required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(c) Shell company transactions

Not applicable.

(d) Exhibits

10.1                           Amendment No. 2 to Credit Agreement, Limited Consent and Agreement to Increase Commitments, dated as of November 9, 2007, by and among ATS Corporation, Bank of America, N.A., and each of the lenders and Guarantors signatory thereto

99.1                           Press Release dated November 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       November 12, 2007

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1

Amendment No. 2 to Credit Agreement, Limited Consent and Agreement to Increase Commitments, dated as of November 9, 2007, by and among ATS Corporation, Bank of America, N.A., and each of the lenders and Guarantors signatory thereto

99.1	Press Release dated November 12, 2007